UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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ROVI CORPORATION
(Name of Registrant as Specified in Its Charter)

ENGAGED CAPITAL MASTER FEEDER I, LP
ENGAGED CAPITAL MASTER FEEDER II, LP
ENGAGED CAPITAL I, LP
ENGAGED CAPITAL I OFFSHORE, LTD.
ENGAGED CAPITAL II, LP
ENGAGED CAPITAL II OFFSHORE LTD.
ENGAGED CAPITAL, LLC
ENGAGED CAPITAL HOLDINGS, LLC
GLENN W. WELLING
DAVID LOCKWOOD
RAGHAVENDRA RAU

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Engaged Capital, LLC, together with the other the participants named herein (collectively, “Engaged Capital”), has filed a definitive proxy statement with the Securities and Exchange Commission and an accompanying WHITE proxy card to be used to solicit votes for the election of Engaged Capital’s slate of three highly-qualified director nominees to the Board of Directors of Rovi Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2015 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On April 28, 2015, Engaged Capital issued the following press release:

ISS RECOMMENDS THAT ROVI SHAREHOLDERS VOTE FOR CHANGE ON ENGAGED CAPITAL’S WHITE PROXY

•	ISS recommends that Rovi shareholders vote WHITE Engaged Capital proxy to elect Raghavendra Rau and Glenn W. Welling
•	ISS calls Engaged Capital’s case for board change “compelling” and praises Engaged Capital nominees
•	Engaged Capital urges Shareholders to vote on the WHITE proxy card to elect David Lockwood, Raghavendra Rau and Glenn W. Welling

Newport Beach, CA, April 28, 2015 - Engaged Capital, LLC (“Engaged Capital”), an investment firm specializing in small and mid-cap North American equities and beneficial owner of 550,000 shares of the common stock of Rovi Corporation (“Rovi” or the “Company”) (Nasdaq: ROVI), today announced that Institutional Shareholder Services (“ISS”), a leading independent proxy voting advisory firm, has recommended that Rovi shareholders vote on the WHITE Engaged Capital proxy card to elect Engaged Capital’s highly-qualified director candidates, Raghavendra Rau and Glenn Welling, at the May 13, 2015 Annual Meeting of Rovi. Engaged Capital urges all Rovi shareholders to vote for change on the Rovi Board by voting the WHITE proxy card for all three Engaged Capital nominees TODAY.

Glenn W. Welling, Principal and CIO of Engaged Capital, responded to ISS’ report saying, “We are very pleased to receive ISS’ endorsement of our call for change. ISS recognized Rovi’s need for a fresh, shareholder-focused perspective, relevant and extensive operating experience, and capital markets expertise in the boardroom. After years of significant value destruction under the incumbent board, Rovi is positioned to substantially benefit from the election of the Engaged Capital nominees.”

ISS recommended that shareholders vote on Engaged Capital’s WHITE proxy card stating:

“Given the reasons for underperformance, a new board composition would benefit from deep and relevant industry experience as well as successful experience in capital allocation and budgeting under constraints.”

ISS recognized the urgent case for change at Rovi, noting the Board’s governance and strategic failures are numerous:

“The dissident has raised serious questions on a number of dimensions about the board stewardship. Some of these are obvious from historical data, such as the failure to stem the inexorable loss of shareholder value, relative to peers, over multiple periods, or the persistently problematic pay practices which have increased CEO compensation even as shareholder value continued to erode.”

ISS critiques the Board’s poor capital allocation track record:

“The company’s performance between 2010 and 2014, however – a period which included the company’s strategic transformation – indicates that there were no constructive changes in revenue and earnings during the period when the $1.3 billion was invested.”

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“The dissident has also made a compelling case that one of the root-causes of the financial performance and market’s response over time has been the board and the management’s lack of capital discipline which led to failed project strategies and M&A transactions that gradually limit[ed] the company’s financial strength.”

ISS questions the success of the Board’s “transformation” efforts:

“despite the company’s heavy investments, the product segment has not seen the kind of ramp-up that shareholders may have expected since at least 2012…. Any replacement revenue that was generated must have happened prior to 2012, which would pre-date the company’s ‘transformation.’”

“This question becomes more emphatic in the context of the board’s claim that the company went through a ‘strategic refresh’ in 2012…This is not borne out by the evidence that should be most compelling: trends in revenue, ROE, operating income, and net income.”

ISS notes the risk posed to shareholders from continued heavy investments in the product strategy overseen by the current Board:

“management mentioned that certain pre-revenue investments are not expected to produce revenue growth until 2017…. however, it is possible to invest oneself into bankruptcy if the answer is always “the cycle is going to take longer.” And even a longer development cycle does not explain a number of questionable M&A transactions and project strategies that have demonstrably resulted in failure. Some of the failed projects may be legacy issues from the prior management team – but they are the legacy of this same board, or at least a majority of the incumbent board.”

ISS questions the Board’s lack of accountability:

“The current CEO took [over]in late 2011. While this appears to have mollified the board, there is little evidence the board held itself accountable for the continued underperformance both prior to and after the ‘transformative’ year, 2012.”

ISS is clear that the change in management does not expunge this Board’s poor track record:

“It cannot not be lost on shareholders that what really changed, in the end, was a CEO – but not the board which oversaw, and approved, prior missteps. The continued underperformance since the CEO change and strategic ‘transformation’ may therefore suggest that a second look – this time at board-level change – may be warranted.”

ISS recognizes that recent changes were reactive and questions the motivations of the Board:

“Only recently, facing a proxy contest, did the board adjust its compensation practices… However, each of these [recent changes] appears to be reactionary, raising the question of whether the hearts and minds on this board are more committed to true reform than to tactical necessities in a proxy contest.”

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ISS questions the Board’s alignment with shareholders:

“[Welling’s] candidacy also addresses one of the things this board appears to have been missing, since sometime long before its strategic transformation: a true shareholder perspective.”

ISS believes this Board requires expertise offered by our nominees:

“Given the reasons for underperformance, a new board composition would benefit from deep and relevant industry experience as well as successful experience in capital allocation and budgeting under constraints.”

“In light of the compelling case the dissident has presented for change at the board level, and the alignment of the dissident nominees’ skills and experiences with the challenges this board currently faces, support FOR dissident nominees Rau and Welling is warranted.”

ROVI SHAREHOLDERS, ISS HAS SPOKEN, THE TIME FOR ACTION IS NOW. VOTE YOUR WHITE ENGAGED CAPITAL PROXY FOR EACH OF THE ENGAGED CAPITAL NOMINEES TODAY.

If you have any questions, or require assistance with your vote, please contact Morrow & Co., LLC, toll- free at (800) 662-5200, call direct at (203) 658-9400 or email: engaged@morrowco.com

About Engaged Capital:

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

SOURCE: Engaged Capital, LLC

Shareholder Contact:

Morrow & Co., LLC
Tom Ball, 203-658-9400
tomball@morrowco.com

John Ferguson, 203-658-9400
jferguson@morrowco.com

Media Contact:

Bayfield Strategy, Inc.
Riyaz Lalani, 416-907-9365

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